                                                                    EXHIBIT 10.1

                             PPG INDUSTRIES, INC.

                         NONQUALIFIED RETIREMENT PLAN



                                                    Effective:   January 1, 1989
   As amended January 1, 1996; January 1, 2000; April 1, 2000; February 21, 2002

                               Adoption of Plan
                               ----------------


     WHEREAS, effective January 1, 1982, the Supplemental Executive Retirement Plan II ("SERP II") was adopted to provide a distinct and additional element of compensation to motivate key employees of the Company; and

     WHEREAS, in 1988 the Company redesigned its compensation policy for executives;

     NOW THEREFORE, the Company wishes to have the Plan redesigned such that it will continue to accomplish its initial purpose and provide benefits more closely aligned with the new compensation policy; and, accordingly, it is:

     RESOLVED, that, effective December 31, 1988 the accrued benefit of all participants in SERP II shall be frozen and no further benefits shall accrue under such plan.

     RESOLVED FURTHER, that, effective January 1, 1989, the PPG Industries, Inc. Nonqualified Retirement Plan shall become effective as provided herein.



                        In accordance with Resolutions
           Adopted by the Officers-Directors Compensation Committee
                       at its meeting December 15, 1988.

                             History of Amendments


Effective January 1, 1996, the Plan was amended to provide that any benefit which is not provided in the Qualified Salaried Plan as a result of a Participant's election to defer monthly salary under the Deferred Compensation Plan shall be payable under the Plan.

Effective January 1, 2000, the Plan was amended as follows:

     . Section 5.5: Delete the "pop-up" option from the Supplemental Early Retirement benefits in order to avoid constructive receipt issues.

     .    Section 5.7:  Amend lump-sum provisions to:

          Clarify that the only Participants who are eligible are those whose job is rated at 2,128 Hay Points at the time of their termination; or those who were promised a lump-sum option under previous Plan provisions - as reflected on Attachment A.

     . Section 6.1: Amend election provisions in order to avoid constructive receipt issues.

     . Section 6.3: In connection with the amendments made to Section 6.1, provide that the AEP/SSB will be calculated using the Short Service formula in the case of a Participant who is eligible for the Short Service Benefit and who has filed an election designating his Benefit Commencement Date but who dies between the time of such designation and the Benefit Commencement Date.

     . Section 7.2: Amend the "Forfeiture of Benefits" provisions to conform to those adopted in the Total Shareholder Return Plan.

     . Section 7.4: Added new Section to clarify that, in accordance with Plan provisions, benefit amounts can increase and decrease over time.

     . Section 9.3: Add language to the Change in Control provisions to ensure that funds sufficient to cover any possible lump-sum benefits are included in the Change-in-Control funding amount.

Effective April 1, 2000:

     . Amend Section 5 to conform to the amendments adopted effective April 1, 2000 to the Qualified Salaried Plan and to provide for a transition benefit for those Participants with at least one hour of service earned prior to April 1, 2000, as similarly provided for in the Qualified Salaried Plan.

Effective February 21, 2002, the Plan was amended as follows:

     . Sections 2.1, 3.1 and 3.2 were amended to incorporate the Executive Officers' Incentive Compensation Plan to add a definition for the Executive Officers' Incentive Compensation Plan; and

     . Section 5.3 was amended to remove the offset for any Prior Employer Benefit effective with respect to any retirements occurring on or after March 1, 2002.

                                   ARTICLE I
                                   ---------

                                Effective Date
                                --------------


1.1 This Plan shall be effective for retirements and terminations which occur on and after January 1, 1989.



                                      1.1

                                  ARTICLE II
                                  ----------

                                  Definitions
                                  -----------


2.1 Wherever used herein, the following words and phrases shall have the meanings set forth below unless a different meaning is plainly required by context:

     (a) "Act" shall mean the Employee Retirement Income Security Act of 1974 and amendments thereto.

     (b) (1) "Administrative Committee" shall mean the Compensation and Employee Benefits Committee appointed by the Board of Directors of the Company.

          (2) "Administrative Subcommittee" shall mean a committee appointed by the Administrative Committee which shall have the full discretionary authority set forth in Section 7.2.

     (c)  "Administrator" shall mean the Director, Payroll, Benefits and HRIS.

     (d) "Awards" shall mean a grant of incentive compensation under the Executive Officers' Incentive Compensation Plan, the Incentive Compensation Plan or the Management Award Plan which is paid or deferred on or after January 1, 1989.

     (e) "Benefit Commencement Date" shall mean the date selected by the Participant to receive a lump sum benefit or the date monthly benefits are to commence; or if no date is selected by the Participant, the Participant's Retirement Date. In all cases the Benefit Commencement Date must be the first of a month which is on or after the Participant's Early Retirement Date, or, if applicable the Supplemental Early Retirement Date.

     (f)  "Company" shall mean PPG Industries, Inc. and its Subsidiaries.

     (g) "Early Retirement Reduction Factor" shall mean the factor under the Qualified Salaried Plan applicable to the Participant's Benefit Commencement Date hereunder.

     (h)  "Eligible Spouse" shall mean:

          (1) For purposes of the payment of an REP/SSB, a spouse who was legally married to a Participant, Former Participant or Terminated Vested Participant on his Benefit Commencement Date; and

                                      2.1

          (2) For purposes of the payment of an AEP/SSB, a spouse who was legally married to a Participant for the entire one-year period immediately prior to the Participant's death.

     (i) "Employee" shall mean any full-time employee (including any officer) of the Company.

     (j) "Executive Officers' Incentive Compensation Plan" shall mean the PPG Industries, Inc. Executive Officers' Annual Incentive Compensation Plan, as amended from time to time.

     (k) "Excess FAMI" shall mean the amount by which a Participant's FAMI exceeds Covered Compensation.

     (l) "Final Average Monthly Incentive" or "FAMI" shall mean the sum of a Participant's five highest Awards paid or deferred within the ten years immediately preceding such Participant's termination of employment, divided by 60.

     (m) "Former Participant" shall mean a Vested Participant who ceases to be a Participant prior to his Normal or Deferred Retirement Date for a reason other than retirement or termination of employment.

     (n) "Incentive Compensation Plan" shall mean the PPG Industries, Inc. Incentive Compensation and Deferred Income Plan for Key Employees, as amended from time to time.

     (o) "Management Award Plan" shall mean the PPG Industries, Inc. Management Award and Deferred Income Plan, as amended from time to time.

     (p) "Participant" shall mean an Employee of the Company who is eligible to participate, in accordance with ARTICLE III.

     (q)  "Plan" shall mean the PPG Industries, Inc. Nonqualified Retirement
          Plan.

     (r) "Prior Employer Benefit" shall mean the amount of any benefit payable at Normal Retirement Age from any qualified or nonqualified retirement plan or profit sharing plan to which a Participant is entitled as a result of prior employment with any employer other than the Company. In the event such amount is payable in any manner other than a monthly straight-life annuity, such amount will be converted to a monthly straight-life annuity, using acceptable actuarial assumptions, as determined by the Administrator and consistent with the procedures of the Qualified Salaried Plan.

                                      2.2

     (s) "Prior Plan" shall mean Appendix 1 of the Qualified Salaried Plan, as in effect immediately prior to April 1, 2000.

     (t) "Qualified Salaried Plan" shall mean the PPG Industries, Inc. Retirement Income Plan core document, its Appendix 1, and the Salaried Service Rules, as amended from time to time, and any successor plan.

     (u) "Subsidiary" shall mean any Corporation, fifty percent or more of the outstanding voting stock or voting power of which is owned, directly or indirectly, by the Company and any partnership or other entity in which the Company has a fifty percent or more ownership interest.

     (v) "Terminated Vested Participant" shall mean a Vested Participant who terminates employment prior to his Early Retirement Date.

     (w) "Vested Participant" shall mean a Participant who has satisfied the vesting requirements of the Qualified Salaried Plan.

2.2 Wherever used herein, the following words and phrases shall have the meaning set forth in the Qualified Salaried Plan:

     "Active Employees' Pension Surviving Spouse Benefit (AEP/SSB)"
     "Code"
     "Continuous Service" (for purposes of this Plan, up to a maximum of 35 years)
     "Covered Compensation"
     "Deferred Retirement Date"
     "Early Retirement Date"
     "Normal Retirement Date"
     "Retired Employees' Pension Surviving Spouse Benefit (REP/SSB)" "Retirement Date"
     "Social Security Early Retirement Age"
     "Social Security Normal Retirement Age"
     "Supplemental Early Retirement Date"
     "Termination of Employment"

2.3 Wherever used herein, the masculine shall include the feminine and the singular shall include the plural unless a different meaning is clearly indicated by the context.

                                      2.3

                                  ARTICLE III
                                  -----------

                        Requirements for Participation
                        ------------------------------

3.1 An Employee shall be a Participant in this Plan if he is a participant in either one or more of the Executive Officers' Incentive Compensation Plan, the Incentive Compensation Plan or the Management Award Plan.

3.2 A Participant shall cease to be an active Participant under this Plan at any time he ceases to be an active participant in each of the Executive Officers' Incentive Compensation Plan, the Incentive Compensation Plan and the Management Award Plan, unless otherwise designated by the Administrative Committee to remain as a Participant.

3.3 A Participant shall cease to be an active Participant under this Plan at any time he ceases to be an active participant under the Qualified Salaried Plan.

                                      3.1

                                  ARTICLE IV
                                  ----------

                           Eligibility for Benefits
                           ------------------------

4.1  Standard Benefit
     ----------------

     Subject to Section 4.4, any Participant or Former Participant whose Normal Retirement Date, Early Retirement Date, Deferred Retirement Date, Supplemental Early Retirement Date or any Terminated Vested Participant whose termination date occurs on or after January 1, 1989, shall be eligible to receive the Standard Benefit as provided in Section 5.1, unless specifically designated by the Administrative Committee to receive the Special Short Service Benefit as provided in Section 5.3.

4.2  Special Short Service Benefit
     -----------------------------

     Subject to Section 4.4:

     (a) Any Participant whose Normal Retirement Date or Deferred Retirement Date occurs on or after January 1, 1989, and who meets all of the following criteria shall be eligible to receive the Special Short Service Benefit as provided in Section 5.3:

          (1) He has been specifically designated by the Administrative Committee to receive the Special Short Service Benefit; and

          (2) He has less than thirty (30) years of Continuous Service on his Retirement Date.

     (b) Any Participant whose Early Retirement Date occurs on or after January 1, 1989, and who meets all of the following criteria shall be eligible to receive the Special Short Service Benefit as provided in Section 5.3:

          (1) He has been specifically designated by the Administrative Committee to receive the Special Short Service Benefit; and

          (2) He has less than thirty (30) years of Continuous Service on his Retirement Date; and

          (3) He has been specifically approved by the Administrative Committee to retire prior to his Normal Retirement Date.

4.3 Subject to Section 4.4, any Participant or Former Participant whose Normal Retirement Date, Early Retirement Date, Deferred Retirement Date, Supplemental Early Retirement Date, or any Terminated Vested Participant whose termination date occurs:

                                      4.1

     (a)  On or after January 1, 1989, and

          (i) Whose benefit under the Qualified Salaried Plan is limited or reduced as a result of (S)415 and/or (S)401(a)(17) of the Internal Revenue Code; or

          (ii) Who was eligible to receive a benefit in accordance with Section
               5.5 of the PPG Industries, Inc. Supplemental Retirement Plan II but whose benefit under this Plan is greater than such benefit, and whose benefit under the Qualified Salaried Plan is limited or reduced as a result of having deferred salary under the terms of the Capital Enhancement Account provision of the Incentive Compensation Plan; or

     (b) On or after January 1, 1996, and whose benefit under the Qualified Salaried Plan is limited or reduced as a result of having deferred salary under the terms of the PPG Industries, Inc. Deferred Compensation Plan,

     shall be eligible to receive the Excess Benefit as provided in Section 5.7.

4.4  A Participant who is entitled to receive a benefit in accordance with
     Section 5.6 of the PPG Industries, Inc. Supplemental Retirement Plan II shall not be entitled to receive a benefit under this Plan.

                                      4.2

                                   ARTICLE V
                                   ---------

                              Amounts of Benefits
                              -------------------

5.1  Standard Benefit
     ----------------

     (a) Except as otherwise provided in Section 5.2 or 5.3, as applicable, for a Participant or Former Participant who retires on his Normal Retirement Date or Deferred Retirement Date or for a Terminated Vested Participant whose Benefit Commencement Date is his Normal Retirement Date, the monthly benefit shall be:

              FOR RETIREMENTS/TERMINATIONS PRIOR TO APRIL 1, 2000
              ---------------------------------------------------

                         .0095 times FAMI
                    plus .0065 times Excess FAMI
                         -----------------------

                         Total times Continuous Service

            FOR RETIREMENTS/TERMINATIONS ON AND AFTER APRIL 1, 2000
            -------------------------------------------------------


                         .00855 times FAMI
                    plus .00585 times Excess FAMI
                         ------------------------

                         Total times Continuous Service

          LESS
          ----

          Other payments specifically designated by the Administrative Committee to be deducted which are made pursuant to an individual employee contract to provide retirement income or deferred compensation regardless of whether the contract is made with the Company, a Subsidiary, or other employer.

     (b) Except as otherwise provided in Section 5.2 or 5.3, as applicable, for a Participant or Former Participant who retires before his Normal Retirement Date or Deferred Retirement Date or for a Terminated Vested Participant whose Benefit Commencement Date is before his Normal Retirement Date, the monthly benefit shall be:

                                      5.1

              FOR RETIREMENTS/TERMINATIONS PRIOR TO APRIL 1, 2000
              ---------------------------------------------------


                         .0095 times FAMI
                    plus .0065 times Excess FAMI
                         -----------------------

                         Total times Continuous Service

            FOR RETIREMENTS/TERMINATIONS ON AND AFTER APRIL 1, 2000
            -------------------------------------------------------


                         .00855 times FAMI
                    plus .00585 times Excess FAMI
                         ------------------------

                         Total times Continuous Service

          MULTIPLIED BY
          -------------

          The Early Retirement Reduction Factor

          LESS
          ----

          Other payments specifically designated by the Administrative Committee to be deducted which are made pursuant to an individual employee contract to provide retirement income or deferred compensation regardless of whether the contract is made with the Company, a Subsidiary, or other employer.

5.2  Transition Benefit
     ------------------

     Notwithstanding Section 5.1, the following Transition Benefit provisions apply to Participants or Former Participants who retire/terminate on or after April 1, 2000, but who have at least one hour of service prior to April 1, 2000.

     (a) For a Participant or Former Participant who retires on his Early Retirement Date, Normal Retirement Date or Deferred Retirement Date, a Transition Benefit shall be calculated in lieu of the Standard Benefit in accordance with this Section 5.2(a) and the Participant shall be entitled to the greater of [(1) + (2)] or (3).
                                                 --

          (1) The Participant's benefit calculated under Section 5.1 for retirements/terminations on or before March 31, 2000, using the Participant's Continuous Service as of March 31, 2000, FAMI as of his Retirement Date, and the Early Retirement Reduction Factors in effect under the Prior Plan; plus
                                               ----

                                      5.2

          (2) The Participant's benefit calculated under Section 5.1 for retirements/terminations on and after April 1, 2000, using the Participant's Continuous Service on and after April 1, 2000, FAMI as of his Retirement Date, and the Early Retirement Reduction Factors in effect under the Qualified Salaried Plan; or
                                                                    --

          (3) The Participant's benefit calculated under Section 5.1 for retirements/terminations on and after April 1, 2000, as of his Retirement Date, using the Participant's Continuous Service as of his Retirement Date, FAMI as of his Retirement Date, and the Early Retirement Reduction Factors in effect under the Qualified Salaried Plan.

     (b) Notwithstanding Section 5.1, for a Terminated Vested Participant whose Benefit Commencement Date is his Early Retirement Date or his Normal Retirement Date, a Transition Benefit shall be calculated in lieu of the Standard Benefit in accordance with this Section 5.2(b) and the Participant shall be entitled to the greater of [(1) + (2)] or (3).
                                                                      --

          (1) The Participant's benefit calculated under Section 5.1 for retirements/terminations on or before March 31, 2000 using the Participant's Continuous Service as of March 31, 2000, FAMI as of March 31, 2000, and the Early Retirement Reduction Factors in effect under the Prior Plan; plus;
                                            ----

          (2) The Participant's benefit calculated under Section 5.1 for retirements/terminations on and after April 1, 2000, using the Participant's Continuous Service on and after April 1, 2000, FAMI as of his Termination of Employment date, and the Early Retirement Reduction Factors in effect under the Qualified Salaried Plan; or
                              --

          (3) The Participant's benefit calculated under Section 5.1 for retirements/terminations on and after April 1, 2000, as of his Termination of Employment date, using the Participant's Continuous Service as of his Termination of Employment date, FAMI as of his Termination of Employment date, and the Early Retirement Reduction Factors in effect under the Qualified Salaried Plan.

5.3  Special Short Service Benefit
     -----------------------------

     (a) For purposes of this Section 5.3 only, "Plan Service" shall mean one and one-half (1 1/2) times Continuous Service, with any half ( 1/2) month rounded up to the next full month, up to a maximum of thirty
          (30) years.

     (b) For a Participant who retires on his Normal Retirement Date or Deferred Retirement Date, the monthly benefit shall be:

                                      5.3

                    FOR RETIREMENTS PRIOR TO APRIL 1, 2000
                    --------------------------------------


                         .0095 times FAMI
                    plus .0065 times Excess FAMI
                         -----------------------

                         Total times Plan Service

                   FOR RETIREMENTS ON AND AFTER APRIL 1, 2000
                   ------------------------------------------


                         .00855 times FAMI
                    plus .00585 times Excess FAMI
                         ------------------------

                         Total times Plan Service

          LESS
          ----

          Except as otherwise provided in the following sentence with respect to certain Participants, any Prior Employer Benefit plus other payments, if specifically designated by the Administrative Committee to be deducted, which are made pursuant to an individual employee contract to provide retirement income or deferred compensation, regardless of whether the contract is made by the Company, a Subsidiary, or any other employer. Notwithstanding the preceding sentence, the benefit described in this subparagraph (b) of this Section 5.3 shall not be reduced by any Prior Employer Benefit payable with respect to a Participant whose Retirement Date occurs on or after March 1, 2002.

     (c) For a Participant who retires on his Early Retirement Date, Plan Service shall be reduced by one month for each month the Participant's Benefit Commencement Date precedes his Normal Retirement Date; provided, however, that the Administrative Committee may approve a lesser reduction.

     (d) The monthly benefit for a Participant described in subparagraph (c) of this section 5.3 shall be:

                    FOR RETIREMENTS PRIOR TO APRIL 1, 2000
                    --------------------------------------


                         .0095 times FAMI
                    plus .0065 times Excess FAMI
                         -----------------------

                         Total times Plan Service

                                      5.4

                  FOR RETIREMENTS ON AND AFTER APRIL 1, 2000
                  ------------------------------------------

                         .00855 times FAMI
                    plus .00585 times Excess FAMI
                         ------------------------

                         Total times Plan Service

          MULTIPLIED BY
          -------------

          The Early Retirement Reduction Factor

          LESS
          ----

          Except as otherwise provided in the following sentence with respect to certain Participants, any Prior Employer Benefit plus other payments, if specifically designated by the Administrative Committee to be deducted, which are made pursuant to an individual employee contract to provide retirement income or deferred compensation, regardless of whether the contract is made by the Company, a Subsidiary, or any other employer. Notwithstanding the preceding sentence, the benefit described in this subparagraph (d) of this Section 5.3 shall be reduced by any Prior Employer Benefit payable with respect to a Participant whose Retirement Date occurs on or after March 1, 2002.

     (e) Notwithstanding the preceding paragraphs of this Section 5.3, the Special Short Service Benefit under paragraphs (a) through (d) of this
          Section 5.3 for any Participant whose Retirement Date is on or after April 2000, but who has at least one hour of service before April 1, 2000 shall be calculated using the formula for the calculation of the Transition Benefit described in Section 5.2(a), but substituting "Plan Service," as defined in this Section 5.3, for "Continuous Service" each place it appears in said Section 5.2(a).

5.4  Terminated Vested Participant
     -----------------------------

     In the case of a Terminated Vested Participant who is not eligible for the Transition Benefit, the benefit amount payable under this Plan shall be calculated using Continuous Service, Final Average Monthly Incentive, and Covered Compensation as of the date of termination.

5.5  Former Participant
     ------------------

     In the case of a Former Participant who is not eligible for the Transition Benefit, the benefit amount payable under this Plan shall be calculated as if his employment had terminated on the date his active participation in the Plan ceased, using Continuous Service, Final Average Monthly Incentive, and Covered Compensation as of the date of cessation of active participation.

                                      5.5

     Where a Former Participant subsequently retires or becomes a Terminated Vested Participant, the benefit amount payable under this Plan shall be calculated in accordance with this Section 5.5.

5.6  Supplemental Early Retirement
     -----------------------------

     (a) A Participant or Former Participant who is eligible for a Supplemental Early Retirement Benefit under the Qualified Salaried Plan shall be eligible to have his benefit under this Plan calculated in a manner similar to the calculation of the Qualified Salaried Plan Supplemental Early Retirement benefit; provided, however, that no portion of the Supplemental Early Retirement Benefit may be deferred and that such Participant or Former Participant shall not be eligible for the Social Security Supplement as defined in the Qualified Salaried Plan.

     (b) The Administrator shall apply rules for the calculation of the benefit pursuant to this Section 5.6 in a uniform and nondiscriminatory manner.

5.7  Excess Benefit
     --------------

     (a) In the event a Participant's benefit under the Qualified Salaried Plan is limited or reduced as a result of (S)415 and/or (S)401(a)(17) of the Internal Revenue Code, or, in the case of a Participant described in either subparagraph (a)(ii) or paragraph (b) of Section 4.3, whose benefit under the Qualified Salaried Plan is limited or reduced as a result of his having deferred salary under the terms of the Capital Enhancement Account provision of the Incentive Compensation Plan, and/or as a result of his having deferred salary under the terms of the PPG Industries, Inc. Deferred Compensation Plan, this Plan shall provide a benefit equal to the amount of such limitation or reduction.

     (b) The Administrator shall apply rules for the calculation of the benefit pursuant to this Section 5.7 in a uniform and nondiscriminatory manner.

     (c) Any benefit payable in accordance with this Section 5.7 shall be in addition to any other benefit which may be payable hereunder.

5.8  Lump-Sum Benefit
     ----------------

     (a)  Eligibility
          -----------

          In accordance with this Section 5.8, a Participant may elect to receive any benefit payable hereunder in a lump sum, in lieu of a monthly annuity if such Participant:

          (1) Is in a job rated at or above 2,128 Hay Points at his Retirement Date; or

                                      5.6

          (2) Is listed on Attachment A as a Participant who has been promised the right to elect a lump-sum benefit.

     (b)  Calculation of Lump-Sum Benefit
          -------------------------------

          Any lump-sum benefit payable under this Section 5.8 shall be calculated using mortality assumptions according to the current actuarial valuation prepared for the Plan, and the PBGC immediate interest rate for the month in which the Participant's Latest Election Date, as defined in Section 6.1, occurs.

     (c)  Elections
          ---------

          To be eligible for a lump-sum benefit, an eligible Participant must file an election with the Administrator no later than his Latest Election Date. Such election shall be irrevocable on and after the Latest Election Date.

     (d) The Administrative Committee shall have full discretion to deny a Participant's request to receive a lump sum. Such decisions by the Administrative Committee shall be made in a uniform and nondiscriminatory manner.


                                      5.7

                                  ARTICLE VI
                                  ----------

              Payment of Benefits (Including REP/SSB and AEP/SSB)
              ---------------------------------------------------

6.1 A Participant, Former Participant, or Terminated Vested Participant may elect his Benefit Commencement Date to be the first of any month which is on or after his Early Retirement Date, or, if applicable, his Supplemental Early Retirement Date. Such election must be filed with the Administrator no later than the "Latest Election Date."

     "Latest Election Date" shall mean a date in the year prior to the year of the Benefit Commencement Date which is six months and ten days prior to the Benefit Commencement Date. Elections filed in accordance with this Section 6.1, shall be irrevocable on and after the Latest Election Date.

6.2 The Benefit Commencement Date for a Participant, or Former Participant who does not file an election in accordance with Section 6.1 shall be the Participant's Retirement Date. The Benefit Commencement Date for a Terminated Vested Participant shall be such Participant's Normal Retirement Date unless he has filed an election in accordance with Section 6.1.

6.3 Except as otherwise provided in Section 5.8, a Participant may elect any form of payment which is available under the Qualified Salaried Plan. Subject to Section 6.1, such elections and payments shall be subject to the provisions of the Qualified Salaried Plan.

6.4 In the case of a Participant who has elected a lump sum benefit and who dies after his Latest Election Date but prior to his Benefit Commencement Date, his lump-sum election shall become null and void, and benefits, if any, shall be payable in accordance with Section 6.5.

6.5  Payment of the AEP/SSB

     (a) Except as otherwise provided herein, eligibility for and payment of the AEP/SSB under this Plan shall be governed by the same rules and regulations as the Qualified Salaried Plan.

     (b) The amount of benefit payable to an Eligible Spouse under the AEP/SSB shall always be determined under either the Standard Benefit formula or the Transition Benefit formula, as provided in Sections 5.1 or 5.2 of this Plan, as applicable.

     (c) Except as provided in paragraph (d) below, the amount of benefit payable to an Eligible Spouse under the AEP/SSB of a Participant eligible for the Special Short Service Benefit shall not be based on the Special Short Service Benefit formula.

     (d) The amount of benefit payable to an Eligible Spouse of a Participant who:

                                      6.1

          (1)   is eligible for the Special Short Service Benefit; and

          (2) dies after his Latest Election Date, but prior to his Benefit Commencement Date shall be based on the Special Short Service Benefit formula.

                                      6.2

                                  ARTICLE VII
                                  -----------

                            Forfeiture of Benefits
                            ----------------------

7.1 In the event a Participant ceases participation under this Plan prior to becoming vested in the Qualified Salaried Plan, no benefit shall be payable under this Plan.

7.2 (a) Any benefit payable under this Plan to a Participant, Former Participant, or Terminated Vested Participant shall be forfeitable in the event it is found that such Participant engages in any activity in competition with any activity of the Company, or contrary or harmful to the interests of the Company, including, but not limited to:

          (1) Conduct related to the Participant's employment for which either criminal or civil penalties against the Participant may be sought; or

          (2)  Violation of the Company's Business Conduct Policies; or

          (3) Accepting employment with or serving as a consultant, advisor or in any other capacity to an employer that is in competition with or acting against the interests of the Company, including employing or recruiting any present, former or future employee of the Company; or

          (4) Disclosing or misusing any confidential information or material concerning the Company; or

          (5)  Participating in a hostile take over attempt.

     (b) All determinations under this Section 7.2 shall be made by the Administrative Subcommittee at its sole discretion. As the Administrative Subcommittee finds appropriate, it may terminate immediately or suspend benefits to such Participant and furnish due notice thereof. If benefits are suspended, the Administrative Subcommittee may thereafter terminate benefits under this Plan unless such Participant discontinues the competitive activity or activity contrary or harmful to the interests of the Company and affords written notice to the Administrative Subcommittee of such discontinuance within ninety (90) calendar days following the giving of notice of suspension of benefits. The Company may use whatever means legally available to recover benefits already paid.

7.3 If any benefit under the Plan has been payable to and has been unclaimed by any Participant, Former Participant, Terminated Vested Participant or Eligible Spouse for a reasonable period of time, as determined by the Administrator, the Administrator may direct that all rights of such Participant or Eligible Spouse to payments accrued and to future payments be terminated absolutely, provided that if such Participant or Eligible

                                      7.1

     Spouse subsequently appears and identifies himself to the satisfaction of the Administrator, then the liability will be reinstated.

7.4 The amount of benefits under this Plan may increase or decrease over time as provided by the provisions of the Plan.

                                      7.2

                                 ARTICLE VIII
                                 ------------

                              General Provisions
                              ------------------

8.1 The entire cost of benefits and administrative expenses for this Plan shall be paid by the Company out of its general assets.

8.2 Except where expressly reserved to the Company, the Administrative Committee or the Administrative Subcommittee, the administration of this Plan shall be the responsibility of the Administrator, who shall interpret the provisions of this Plan and decide all questions arising in its administration. The decisions of the Administrator shall be conclusive and binding for all purposes. The Administrative Committee and the Administrative Subcommittee each shall have full and discretionary authority to act on those matters for which they have been assigned specific responsibility. The Administrator shall have the full discretionary authority to:

     (a) determine eligibility for benefits in accordance with the provisions of the Plan;

     (b)  construe the terms of the Plan; and

     (c)  control and manage the operation and administration of the Plan.

     All actions, decisions and interpretations of the Administrative Committee, Administrative Subcommittee and the Administrator shall be performed or made in a uniform and nondiscriminatory manner.

8.3 Nothing contained in this Plan shall be construed as a contract of employment between the Company and any Participant, and the Plan shall not afford any Participant a right of continued service with the Company.

8.4 This Plan is purely voluntary on the part of the Company. The Company, by action of the Officers-Director Compensation Committee (or any successor) of the Board of Directors or by such other person or committee acting in accordance with a procedure adopted and approved by the Officers-Directors Compensation Committee (or any successor) of the Board of Directors, may amend, suspend, or terminate the Plan, in whole or in part at any time.

8.5 (a) Except as provided in paragraph (b) below, no benefits payable under this Plan may be assigned or alienated or transferred in whole or in part. No benefits payable under the Plan shall be subject to legal process or attachment for the payment of any claim against any person entitled to receive the same.

     (b) Paragraph (a) above does not apply to the extent that a Participant's interest under the Plan is alienated pursuant to a "Qualified Domestic Relations Order" (QDRO)

                                      8.1
          as defined in (S)414(p) of the Internal Revenue Code. The Administrator is authorized to adopt such procedural and substantive rules and to take such procedural and substantive actions as the Administrator may deem necessary or advisable to provide for the payment of amounts from the Plan to an Alternate Payee as provided in a QDRO.

8.6 The Plan is intended to constitute an unfunded plan providing retirement or deferred compensation benefits for officers and highly compensated employees exempt from the requirements of parts 2, 3, and 4 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Except to the extent otherwise provided in ERISA and the Code, this Plan shall be construed, regulated and administered under the laws of the Commonwealth of Pennsylvania.

                                      8.2

                                  ARTICLE IX
                                  ----------

                               Change in Control
                               -----------------

9.1 Notwithstanding any other provisions of this Plan, upon a Change in Control, as defined in Section 9.2:

     (a)  All Participants shall be deemed to be Vested Participants;

     (b) Any Participant, including Participants described in paragraph (a) of this Section 9.1, shall be eligible to receive the Special Short Service Benefit as provided in Section 5.3 if, as of the date a Change in Control occurs, he has been so designated by the Administrative Committee.

     (c)  Paragraph (c) of Section 5.3 shall be revised in its entirety to read:

          (c) For a Participant who retires on his Early Retirement Date, for purposes of computing his benefit, Plan Service shall be reduced by the lesser of:

               (1) One month for each month the Participant's Benefit Commencement Date precedes his Normal Retirement Date; or

               (2)  36 months.

9.2  For purposes of this Plan, a "Change in Control" shall mean:

     (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either

          (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or

          (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");

          provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control:

          (i)  any acquisition directly from the Company,

          (ii) any acquisition by the Company,

                                      9.1

          (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Company controlled by the Company, or

          (iv) any acquisition by any Company pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 9.2; or

     (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination,

          (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Company resulting from such Business Combination (including, without limitation, a Company which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,

          (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such Company resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the Company resulting from such Business Combination or the combined voting power of the then

                                      9.2
               outstanding voting securities of such Company except to the extent that such ownership existed prior to the Business Combination, and

         (iii) at least a majority of the members of the board of directors of the Company resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

     (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

     (e) A majority of the Board otherwise determines that a Change in Control shall have occurred.


9.3 Upon, or in reasonable anticipation of, a Change in Control, an amount sufficient to fund the benefits of all Vested Participants, including those vested pursuant to Section 9.1, Former Participants, and Terminated Vested Participants, including an amount sufficient to fund additional benefits anticipated to accrue during the twenty-four (24) month period immediately following a Change in Control, the Active Employees' Pension Surviving Spouse Benefit, the survivor annuity payable to the joint annuitant designated by any such Participant on his Benefit Commencement Date, and all lump-sum benefits which might become payable hereunder, shall be paid immediately by the Company to a Trustee. Selection of the Trustee, the amounts to be paid by the Company and the terms of such payment (including such terms as are appropriate to cause such payment, if possible, not to be a taxable event) in order to give effect to the payment of benefits as provided in Sections 9.4 and 9.5 shall be determined by the Vice President, Human Resources, and/or the Vice President, Finance. Notwithstanding such funding, the Company shall be obligated to pay such benefits to such Vested Participants, Former Participants and Terminated Vested Participants to the extent such funding proves to be insufficient. To the extent such funding proves to be more than sufficient, such excess shall revert to the Company.

     Except as regards paragraph (d) of Section 9.2, the Officers-Directors Compensation Committee shall have the duty and the authority to make the determination as to whether a Change in Control has occurred, or is reasonably to be anticipated, and, concomitantly, to direct the making of the payment contemplated herein.

9.4 The Trustee shall provide for the payment of benefits to Vested Participants, Former Participants, Terminated Vested Participants, Eligible Spouses and joint annuitants in accordance with the provisions of this Plan as in effect on the date of the Change in Control. Any subsequent attempts to suspend or terminate this Plan or to amend this Plan in any way which reduces future benefits shall have no effect on payments made or to be made by the Trustee.

                                      9.3

9.5  Notwithstanding any provision of this Plan, including without limitation,
     Section 8.4, this Plan may not be:

     (a)  Amended such that future benefits would be reduced; or

     (b)  Suspended; or

     (c)  Terminated;

          (1) As to the future accrual of benefits, at any time during the twenty-four (24) month period following a Change in Control; or

          (2) As to the payment of benefits, at any time prior to the last payment, determined in accordance with the provisions of this Plan, to each Vested Participant, Former Participant, Terminated Vested Participant, Eligible Spouse and joint annuitant.

                                      9.4

                                 ATTACHMENT A



D. W. Bogus                   D. T. McKeough

L. B. Boswell                 M. Matoian

D. C. Cannon                  D. W. Smith

D. V. DiDonato                W. V. Warnick